Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
GOLDMAN, SACHS & CO.                        13-5100880       40,717,815
BANK OF AMERICA SECURITIES LLC              56-2058405       42,451,945
CITIGROUP, INC.                             52-1568099       33,738,345
BNP PARIBAS SECURITIES CORP.                13-3235334       38,403,405
JPMORGAN CHASE & CO.                        13-3224016       17,359,561
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        8,827,350
MORGAN STANLEY CO INCORPORATED              13-2665598        9,264,900
DEUTSCHE BANK SECURITIES, INC.              13-2730328        7,682,091
NOMURA                                      00-0000000        3,669,010
BARCLAYS CAPITAL INC.                       05-0346412        4,870,539






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
GOLDMAN, SACHS & CO.                        13-5100880       38,376,153
BANK OF AMERICA SECURITIES LLC              56-2058405       12,047,007
CITIGROUP, INC.                             52-1568099        8,499,445
BNP PARIBAS SECURITIES CORP.                13-3235334        2,034,966
JPMORGAN CHASE & CO.                        13-3224016       12,646,814
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        9,595,589
MORGAN STANLEY CO INCORPORATED              13-2665598        7,646,358
DEUTSCHE BANK SECURITIES, INC.              13-2730328        7,172,901
NOMURA                                      00-0000000        4,923,779
BARCLAYS CAPITAL INC.                       05-0346412        2,772,978




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    222,705,755 D. Total Sales: 116,775,276

                               SCREEN NUMBER : 12